AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON JUNE 6, 2000

================================================================================

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934.

Filed by the Registrant [__]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
      [__] Preliminary Proxy Statement
      [__] Confidential, For Use of the Commission Only (as permitted by Rule
           14a-6 (e) (2))
      [__] Definitive Proxy Statement
      [X ] Definitive Additional Materials
      [__] Soliciting Material Under Rule 14a-12

                               DEXTER CORPORATION

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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                              ISP INVESTMENTS INC.

--------------------------------------------------------------------------------
    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

      [X] No fee required.
      [_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and
          0-11.

         1) Title of each class of securities to which transaction applies:



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         2)       Aggregate number of securities to which transaction applies:



                  -------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



                  -------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:



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NY2:\875649\01\54104.0016

         5)       Total fee paid:



                  -------------------------------------------------------------


     [_] Fee paid previously with preliminary materials:


                  -------------------------------------------------------------

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)       Amount previously paid:
     2)       Form, Schedule or Registration Statement No.:
     3)       Filing Party:
     4)       Date Filed:


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

FOR IMMEDIATE RELEASE               CONTACT:
Tuesday, June 6, 2000               Edward G. Novotny & Associates, Inc.
                                    (212) 490-2065/2977



                  INTERNATIONAL SPECIALTY PRODUCTS SENDS LETTER
                  ---------------------------------------------
                   TO BOARD OF DIRECTORS OF DEXTER CORPORATION
                   -------------------------------------------


     WAYNE, NJ - International Specialty Products Inc. (NYSE - "ISP") has sent the following letter to the Board of Directors of Dexter Corporation (NYSE - "DEX"):

June 6, 2000

Board of Directors
Dexter Corporation

Dear Board Member,

     As you know, we strongly believe that the piecemeal sale of Dexter's businesses would be a big mistake, will only diminish shareholder values further rather than maximize them, and constitutes, in our opinion, little more than scorched earth tactics on the part of the Company.

     Moreover, it is further our view that any sale of substantial Dexter assets prior to the upcoming Annual Meeting would make a mockery of the electoral process and deprive shareholders of their right to determine fundamental issues concerning Dexter's future - which is, of course, in good measure what the proxy contest is all about. Notwithstanding, Dexter has indicated, in its May 17th letter, that it is "proceeding expeditiously" to develop interests in, and may enter into "unconditional, binding agreements to sell," Dexter's wholly owned businesses, and has refused to commit to condition such sale on the receipt of


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

shareholder approval. As we have previously stated, we believe that the piecemeal sale of Dexter's businesses makes no sense whatsoever and the sale of the Company in its entirety, which Dexter claims it is pursuing as another option, is the best way to maximize value for Dexter shareholders.

     In this connection, in case you have not already been informed by Dexter's counsel, I would call your attention to the colloquy during the parties' telephone conference last week with the Connecticut federal court concerning this issue. At that conference, there was extensive discussion of the potential harm to Dexter should it enter into unconditional, definitive, binding agreements for the sale of one or more of its business units that are either not subject to shareholder approval or do not enable the Company to terminate the agreement without making a payment in the event that the court were to hold that the transaction is subject to shareholder approval. As ISP's counsel explained to the court, and your lawyer apparently did not refute, the absence of such provision will potentially expose Dexter to substantial liability in connection with a claim for breach of contract by a purchaser in the event that the court ultimately determines that shareholder approval was required. In light of this discussion, ISP trusts that Dexter's directors, should they decide to pursue the piecemeal sale option, which we repeat is in our view a big mistake and could subject you to substantial liability, will at least take all steps necessary to ensure that any sales agreement entered into by the Company contain explicit language regarding shareholder approval sufficient to insulate Dexter from any breach of contract claim by a third party purchaser.

     Please be advised that ISP intends to hold Dexter's directors accountable for money damages for any injury to Dexter which shall result from the Board's failure to include provisions referred to above in any agreement providing for the sale of one or more of Dexter's businesses. Finally, in accordance with the federal court's expressed willingness to entertain our motion should there be a transaction to be brought to the court's attention, should you fail to condition such sales on shareholder approval, we intend to move for a preliminary injunction.

Sincerely,

/s/ Samuel J. Heyman
Chairman
International Specialty Products Inc.


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

                                     * * * *


     International Specialty Products Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.

     ISP HAS FILED A FINAL, DEFINITIVE PROXY STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION RELATING TO ISP'S SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF DEXTER CORPORATION FOR USE AT DEXTER'S 2000 ANNUAL MEETING. ISP STRONGLY ADVISES ALL DEXTER SHAREHOLDERS TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE PROXY STATEMENT HAS BEEN MAILED TO ALL DEXTER SHAREHOLDERS AND IS AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP:\\WWW.SEC.GOV. DEXTER SHAREHOLDERS MAY ALSO OBTAIN THE PROXY STATEMENT FOR FREE FROM INNISFREE M&A INCORPORATED, BY CALLING (888) 750-5834.

     This press release may contain "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's Annual Report on Form 10-K, that is filed with the U.S. Securities and Exchange Commission and are incorporated herein by reference.





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